Exhibit 31.1

Rule 13a-14(a) Certification

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, G. Frank Joklik, Chairman of the Board and Chief Executive Officer, certify that:

1.    I have reviewed this annual report on Form 10-K of MK Resources Company;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2005	/s/ G. Frank Joklik
G. Frank Joklik Chairman of the Board and Chief Executive Officer